EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 20, 2011, relating to the financial statements and financial highlights which appear in the March 31, 2011 Annual Report to Shareholders of Optimum Fixed Income Fund, Optimum International Fund, Optimum Large Cap Growth Fund, Optimum Large Cap Value Fund, Optimum Small-Mid Cap Growth Fund and Optimum Small-Mid Cap Value Fund (constituting Optimum Fund Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 26, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 12 to File No. 333-104654; Amendment No. 12 to File No. 811-21335) of Optimum Fund Trust and the caption “Other Information” in the March 31, 2011 Annual Report to shareholders incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 29, 2011.